                                     PROXY
                      ADELPHIA COMMUNICATIONS CORPORATION
  This Proxy Is Solicited On Behalf Of The Board Of Directors Of The Company

The undersigned hereby appoints John J. Rigas, Timothy J. Rigas, Michael J. Rigas and James P. Rigas or any one or more of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all the shares of Class A Common Stock held of record at the close of business on August 12, 1999 by the undersigned at the special meeting of the stockholders of Adelphia Communications Corporation to be held at the Coudersport Theatre, Main Street, Coudersport, Pennsylvania on Friday, October 1, 1999 at 10:00 a.m. and at any adjournment thereof.

               (Please sign on reverse side and return promptly)
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[X] Please mark your       -               DO NOT PRINT IN                |
    votes as in this      |                   THIS AREA                    _
    example

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          The Board of Directors recommends a vote "FOR" proposal 1.

                                                  FOR      AGAINST     ABSTAIN
PROPOSAL 1: To approve, as required by the
rules of the Nasdaq National Market, the          [ ]        [ ]         [ ]
issuance of shares of Adelphia Class A
common stock in connection with the
merger of Century Communications Corp.
with and into a wholly owned subsidiary
of Adelphia.

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--------------------------------------  The proxies shall have discretionary
             DO NOT PRINT               authority to vote upon such matters
             IN THIS AREA               which the Board of Directors does not
--------------------------------------  know, a reasonable time before the mailing of the joint proxy statement/
                                        prospectus, are to be presented before
                                        the meeting, matters incident to the
                                        conduct of the meeting and such other
                                        matters as may properly come before
                                        the meeting or any adjournment thereof.

                                        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified in the squares provided, the proxies shall vote in favor of the issuance of shares of Adelphia Class A common stock in connection with the merger of Century Communications Corp. with and into a wholly owned subsidiary of Adelphia.

                                        A majority of such proxies who shall be
                                        present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.

Signature(s)                                        Dated                  1999
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NOTE: Stockholder sign here exactly as name appears hereon.